SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2003

METRON TECHNOLOGY N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	000-27863	98-0180010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4425 Fortran Drive San Jose, California 94134
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 719-4600

Item 7.  Financial Statements and Exhibits.

(a)                             Financial statements of business acquired.  Not applicable.

(b)                            Pro forma financial information.  Not applicable.

(c)                             Exhibits.

Exhibit No.	Description

99.1

Press release, dated as of October 9, 2003, reporting Metron Technology N.V.’s fiscal first quarter results for the period ended August 31, 2003 (furnished and not filed herewith solely pursuant to Item 12).

Item 12.  Results of Operations and Financial Condition.

On October 9, 2003, Metron Technology N.V. (“Metron”) reported its fiscal first quarter results for the period ended August 31, 2003.  A copy of the press release issued by Metron on October 9, 2003 concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Metron provides pro forma net income and pro forma net income per share measures in the press release as additional information for its operating results. Metron’s management believes that the presentation of these measures provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. The calculation of pro forma net income has been adjusted to exclude the effects of restructuring charges.

The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Metron, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished in this report, including the exhibit hereto, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished by Regulation FD or that the information or exhibit in this report contains material information that is not otherwise publicly available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRON TECHNOLOGY N.V.

Date:	October 9, 2003	/s/ DOUGLAS J. MC CUTCHEON
Douglas J. McCutcheon
Senior Vice President and Chief Financial Officer
Signing on behalf of the registrant

INDEX TO EXHIBITS

99.1

Press release, dated as of October 9, 2003, reporting Metron Technology N.V.’s fiscal first quarter results for the period ended August 31, 2003 (furnished and not filed herewith solely pursuant to Item 12).